SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC 20549

                              ____________


                                 FORM 8-K

                             CURRENT REPORT
                   PURSUANT TO SECTION 13  or 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): June 6, 1995


                  RESOURCE MORTGAGE CAPITAL, INC.
        (Exact Name of Registrant as Specified in Charter)


   Virginia               1-9819                52-1549373
(State or Other      (Commission File Number)    (IRS Employer
Jurisdiction of
Incorporation)                                  Identification No.)

2800 East Parham Road, Richmond, Virginia              23228
(Address of Principal
Executive Offices)                                  (Zip Code)


Registrant's telephone number, including area code: (804) 967-5800


Not Applicable
(Former Name or Former Address, if Changed Since Last Report)




Item 5.  Other Events.

	In March 1993, the Company was notified by the Securities and Exchange Commission (the "Commission") that a formal order of investigation had been issued to review trading activity in the Company's stock during April and May of 1992. The staff of the Commission has indicated that its investigation is now focused solely on purchases made in April 1992 by Thomas H. Potts, President of the Company. The staff has indicated that it believes that such purchases were made in violation of Section 10(b) of the Securities and Exchange Act of 1934 ("Act") because the staff believes Mr. Potts had information about a possible future dividend increase when the purchases were made. Mr. Potts has been a consistent purchaser of the Company's stock throughout his tenure with the Company, has never sold shares of the Company's stock and made the April 1992 purchases as a long term investor. The staff of the Commission and Mr. Potts have agreed to a proposed settlement of the matter, subject to the approval of the Commission. Under the terms of the proposed settlement, Mr. Potts would, without admitting or denying the Commission's allegations, agree to (i) entry of an injunction permanently enjoining him from violating
Section 10(b) of the Act, (ii) pay a civil penalty of $41,500 under
Section 21A of the Act, and (iii) disgorge the implied profit on the purchase of $82,500 plus interest. This settlement offer is currently before the Commission for approval.

	The Company concurs with Mr. Potts' decision to settle this matter and has full confidence in Mr. Potts. The Company does not expect this settlement to have any impact on the Company or the fulfillment of Mr. Potts' responsibilities as President.


                                SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	                     	RESOURCE MORTGAGE CAPITAL, INC.


June 6, 1995	          By:	Lynn K. Geurin
					                      ---------------
                           Lynn K. Geurin
					                      President